EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-140944 of Raptor Pharmaceuticals Corp. of our report dated October 29, 2008, relating to the consolidated financial statements of Raptor Pharmaceuticals Corp. which appears in this Annual Report on Form 10-K.

/s/ Burr, Pilger & Mayer LLP

San Francisco, California
October 29, 2008